UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December  7, 2017

DAVIDsTEA Inc.

(Exact name of registrant as specified in its charter)

Canada	98-1048842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-37404

(Commission File Number)

5430 Ferrier, Town of Mount-Royal,
Québec, Canada	H4P 1M2
(Address of principal executive offices)	(Zip Code)

(888) 873-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.02 Results of Operations and Financial Condition

On December 7, 2017, DAVIDsTEA Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), issued a press release announcing its financial results for the third quarter ended October 28, 2017. A copy of the press release is furnished as Exhibit 99.1 hereto. The Company intends to hold an investor call and webcast to discuss these results on Thursday,  December 7, 2017 at 4:30 P.M. Eastern Standard Time.

The information contained herein and in the accompanying exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2017, the Company issued a press release announcing that it had appointed Howard Tafler, the Company’s interim Chief Financial Officer, as its Chief Financial Officer effective as of December 7, 2017. A copy of the press release is furnished as Exhibit 99.1 hereto.

Mr. Tafler, age 47, joined the Company in January 2010 serving as Chief Accounting Officer and helped launch the Company’s initial public offering in 2015. On August 14, 2017, he was appointed as the Company’s Interim Chief Financial Officer. Prior to joining the Company, Mr. Tafler worked at a national accounting firm and was the Chief Financial Officer of a manufacturing company from 2003 to 2009. Mr. Tafler is also a chartered accountant and a CPA.

Except as described in the employment agreement entered into by the Company and Mr. Tafler effective August 14, 2017 in connection with Mr. Tafler’s appointment as [Interim] Chief Financial Officer (the “Employment Agreement”), there is no arrangement or understanding between Mr. Tafler and any other person pursuant to which Mr. Tafler was selected as an officer. There are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Tafler has a direct or indirect material interest. There are no family relationships between Mr. Tafler and any of the directors or officers of the Company or any of its subsidiaries.

Pursuant to the terms of the Employment Agreement, Mr. Tafler will receive a base salary of CAD 265,000 and be eligible to receive an annual cash performance bonus. Mr. Tafler will continue to be eligible to participate in the Company’s 2015 Omnibus Plan. The Employment Agreement also provides for certain payments to Mr. Tafler in the event of a termination for “cause”, upon resignation for “good reason”, as well as following a “change of control” of the Company (as each term is defined in the Employment Agreement). In addition, the Employment Agreement contains certain restrictive covenants, including a non-competition, non-solicitation and confidentiality provision, for the benefit of the Company.

Item 7.01 Regulation FD Disclosure.

On December 7, 2017, the Company issued a press release announcing that its Board of Directors has decided to initiate a process to review a broad range of strategic alternatives in order to enhance shareholder value.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA INC.

	By:	/s/ Howard Tafler
Name: Howard Tafler
Title: Chief Financial Officer

Date: December 7, 2017